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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                  FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 24, 1996
                                                        ------------------


                        Commission file number 2-76555
                                               -------


                        COMMERCE SECURITY BANCORP, INC.
                        ------------------------------
           (Exact name of registrant as specified in its charter)


          Delaware                               33-0720548
          --------                               ----------
      (State or other jurisdiction of            (I.R.S. Employer or
      incorporation or organization)             Identification No.)


   7777 Center Avenue, Huntington Beach, California           92647-3067
   ------------------------------------------------           ----------
       (Address of principal executive offices)               (Zip Code)


                              (714) 895-2929
                              --------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

PROPOSED ACQUISITION. On December 24, 1996, Commerce Security Bancorp, Inc. (the "Registrant" or "CSBI") entered into a definitive Agreement and Plan of Merger (the "Acquisition Agreement") with Eldorado Bancorp ("Eldorado") of Tustin California, the holding company of Eldorado Bank. Pursuant to the Acquisition Agreement, CSBI will acquire 100% of the outstanding stock of Eldorado for cash consideration of $23.00 per share. Prior to the acquisition, all Eldorado stock options that have not previously been exercised (the "Existing Options"), including those Existing Options that have not yet vested, will be cancelled in return for the payment by Eldorado of the difference between the $23.00 price per share and the applicable Existing Option's exercise price. As of the date of the Acquisition Agreement, Eldorado had outstanding Existing Options entitling the holders to purchase 314,233 shares of Eldorado common stock, with an average exercise price of $10.27. The aggregate consideration payable to holders of Eldorado common stock and Existing Options (net of the tax benefit arising out of the Existing Options) will be approximately $89.6 million.

The transaction is contingent upon the approval of shareholders and the state and federal regulators. All of Eldorado's Directors, owning a total of 19% of Eldorado stock, have agreed to vote in favor of the acquisition. The transaction is expected to close in the second quarter of 1997.

The resulting holding company will have pro forma total assets of approximately $850 million based on September 30, 1996 unaudited financial statements and the expected terms of CSBI's acquisition financing. Eldorado Bank had total assets of approximately $390 million at September 30, 1996, conducting its business from twelve functional offices. Eldorado offers a range of loan and deposit products to businesses, professionals and individuals throughout its market area. CSBI currently owns three banks -- Liberty National Bank in Huntington Beach, San Dieguito National Bank in Encinitas, and Commerce Security Bank in Sacramento -- with total assets aggregating approximately $440 million at September 30, 1996.

PROPOSED ACQUISITION FINANCING. CSBI estimates that approximately $93.5 million of cash will be necessary to fund the payment of the cash consideration to the Eldorado shareholders and Optionholders and of Acquisition-related expenses incurred by CSBI. CSBI intends to obtain such funding primarily from existing investors and certain institutional investors. CSBI expects that the securities issued to fund the acquisition will include trust originated preferred stock and non-cumulative preferred stock, Class A common stock ("Senior Common"), Class B common stock and warrants to purchase approximately 4.5 million shares of Class B common stock.

Although CSBI has not entered into a definitive agreement to sell the preferred stock and the Senior Common, it expects the material terms of those securities will be substantially as described below. CSBI expects that if it were unable to make the quarterly cash dividend payments due on the preferred stock, it would be obligated to distribute to the holders of the preferred stock additional shares preferred stock (a "PIK Distribution"), resulting in a higher effective dividend

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rate.  CSBI also expects that if it were to fail to make the cash dividend payments due on the preferred stock for two quarters, whether or not consecutive, CSBI would be obligated to distribute, with any subsequent quarterly PIK Distribution, warrants to purchase shares of Class B common stock.

Existing shares of CSBI common stock will be reclassified as Class B common stock in connection with the transaction. CSBI expects that the Senior Common will be entitled to a liquidation preference over the Class B Common if there is a liquidation or a change in control of CSBI. The preference afforded Senior Common will have the effect of granting to the holders of those shares a right to a return of an amount per share equal to the original purchase price per share (less previous returns of capital and subject to increase as provided below).

DEPOSIT. As a condition to entering into the Acquisition Agreement before CSBI's finalization of the terms of the preferred stock and the Senior Common, CSBI placed $4.5 million in an escrow account which would be forfeited in the event that CSBI fails to finance the acquisition. Dartmouth Capital Group, L. P., CSBI's controlling shareholder, and one of CSBI's directors provided the funds for the escrow deposit. Those funds are initially in the form of a loan to CSBI which (including interest thereon) would be converted to shares of Class B common stock upon the consummation of the Acquisition.

TERMINATION FEE AND STOCK OPTION AGREEMENT. The Acquisition Agreement contains customary termination and expense allocation provisions, including provisions requiring Eldorado to pay CSBI a termination fee of $3.5 million (the "Termination Fee") in the event that the Acquisition Agreement is terminated under certain circumstances relating to Eldorado's receipt from a third party of a competing proposal for the acquisition of Eldorado or its assets, or for a business combination of Eldorado with a third party.

As a condition to entering into the Acquisition Agreement, CSBI and Eldorado and CSBI entered into a Stock Option Agreement granting CSBI an option (the "Option") to acquire 468,200 shares of Eldorado common stock (constituting 11.0% of the Eldorado's Common Stock outstanding on a pro forma basis giving effect to the exercise of the Option) at a price of $22.00 per share. The Option will become exercisable only in the event that the Acquisition Agreement is terminated under circumstances that require Eldorado to pay the Termination Fee. In the event the Option becomes exercisable, CSBI (or any transferee of CSBI) may "put" the Option or the shares acquired thereunder to Eldorado, subject to regulatory approval, during a specified period in return for payment of an amount determined under a formula contained in the Option (which amount cannot exceed $1.0 million). The Option will expire and cease to be exercisable if the Acquisition Agreement is terminated under circumstances that do not require Eldorado to pay the Termination Fee or if the Option is not exercised within one year of the date on which it first becomes exercisable.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                       Description                                   Page
                       -----------                                   ----
     (a) Financial statements of business acquired                    NA
     (b) Pro forma financial information                              NA
     (c) Exhibits

         2.1  Agreement and Plan of Merger dated December 24, 1996
         2.2  Stock Option Agreement dated December 24, 1996
         99   Press release dated December 24, 1996


SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMMERCE SECURITY BANCORP, INC.

    January 10, 1996                   By:   /s/ Curt A. Christianssen
                                       ---------------------------------
                                             Curt A. Christianssen
                                             Senior Vice President
                                             Chief Financial Officer










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